THE COSMETIC CENTER, INC.
P R O X Y

           SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 24, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned, a Class B stockholder of The Cosmetic Center, Inc., a Delaware corporation (the "Company"), hereby appoints Mark S. Weinstein and Bruce E. Strohl or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote and act for the undersigned at the Company's Annual Meeting of Stockholders to be held at the Holiday Inn, 4095 Powder Mill Road, Beltsville, Maryland on Monday, March 24, 1997 at 3:00 p.m., and at any postponement or adjournment thereof, in respect of all shares of the Class B common stock registered in the name of the undersigned as fully as the undersigned could vote and act if personally present, on the following matters:

     1. To adopt the Agreement and Plan of Merger dated November 27, 1996 and amended as of February 20, 1997 by and among the Company, Prestige Fragrance & Cosmetics, Inc. ("PFC") and Revlon Consumer Products Corporation, including (a) the merger of PFC with and into the Company,
        (b) the amendment to the Company's certificate of incorporation regarding the authorization of Class C common stock, (c) the conversion of Class A and Class B common stock into Class C common stock and (d) the appointment of nine nominees to the board of directors upon the consummation of the merger.

        [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

    2. To elect two Class II directors.

               Nominees: Mark S. Weinstein and Donald R. Rogers.

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                        STRIKE OUT THAT NOMINEE'S NAME.)

[ ] FOR (except as indicated above)               [ ] WITHHELD

    3. To approve the amendment to the Company's certificate of incorporation to repeal the classification of the board of directors.

        [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

                           (continued on other side)

                          (continued from other side)

    4. To approve the Company's 1997 Stock Option Plan.

        [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

    5. In their discretion, on any other matter which may properly come before the meeting or any postponement or adjournment thereof.

    This proxy, when properly executed, will be voted as directed herein by the undersigned. However, if no direction is given, this proxy will be voted FOR proposals 1, 2, 3 and 4. Please date this proxy and sign your name exactly as your name appears herein. If the shares are held jointly, all owners must sign. When signing as attorney, executor, administrator, trustee, guardian or other representative capacity, please give full title.

Dated ____________________ , 1997
                                          _______________________________
                                          Signature of Stockholder

                                          _______________________________
                                          Signature of Stockholder

                                          Please complete, sign, date and
                                          promptly return this proxy in the
                                          enclosed envelope which requires no
                                          postage if mailed in the United
                                          States.